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                                                              EXHIBIT (C)(23)

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                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Valley National Bancorp:

We consent to incorporation by reference in the registration statements No. 33-52809, No. 33-56933 and No. 33-61547 on Forms S-8 of Valley National Bancorp of our report dated January 22, 1997 relating to the consolidated statements of financial condition of Valley National Bancorp and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in shareholders equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of Valley National Bancorp.

Our report refers to a change in accounting for investments in debt and equity securities in 1994.




                                             /s/  KPMG Peat Marwick LLP

Short Hills, New Jersey
February 27, 1997